UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dot Hill Systems Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6)	Amount Previously Paid:

(7)	Form, Schedule or Registration Statement No.:

(8)	Filing Party:

(9)	Date Filed:

DOT HILL SYSTEMS CORP.

2200 Faraday Avenue, Suite 100

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Dot Hill Systems Corp., a Delaware corporation. The meeting will be held on June 15, 2009 at 8:30 a.m. local time at our headquarters located at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, for the following purposes:

1. To elect the three nominees for director named herein to hold office until the 2012 Annual Meeting of Stockholders.

2. To approve the Dot Hill Systems Corp. 2009 Equity Incentive Plan.

3. To approve an amendment to the Dot Hill Systems Corp. 2000 Amended and Restated Employee Stock Purchase Plan.

4. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2009.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 27, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to Be Held on June 15, 2009 at 8:30 a.m. local time at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008.

The proxy statement and annual report to stockholders are available at http://www.proxyvote.com. The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ DANA W. KAMMERSGARD

Dana W. Kammersgard

President and Chief Executive Officer

Carlsbad, California

April 30, 2009

Our 2008 Annual Report, which includes financial statements, is being mailed with the proxy statement accompanying this notice. Kindly notify American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, telephone (877) 777-0800, if you did not receive a report, and a copy will be sent to you.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as instructed in the proxy statement accompanying this notice as promptly as possible in order to ensure your representation at the meeting, or you may vote by telephone or on the Internet by following the instructions in the proxy statement accompanying this notice and on your proxy card. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy card issued in your name from that record holder.

DOT HILL SYSTEMS CORP.

2200 Faraday Avenue, Suite 100

Carlsbad, California 92008

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2009

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Dot Hill Systems Corp. is soliciting your proxy to vote at its 2009 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about April 30, 2009 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 27, 2009, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 48,380,369 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy using the accompanying proxy card, the telephone or the Internet. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•	the election of the three directors named herein to hold office until our 2012 Annual Meeting of Stockholders,

•	the approval of our 2009 Equity Incentive Plan, or the 2009 Plan,

•	the approval of an amendment to our 2000 Amended and Restated Employee Stock Purchase Plan, or the Purchase Plan, and

•

the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2009.

What if another matter is properly brought before the annual meeting?

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the accompanying proxy card, the telephone or the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 14, 2009 to be counted.

•

To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 14, 2009 to be counted.

We provide Internet proxy voting to allow you to vote your shares on line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 27, 2009, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” the approval of the 2009 Plan, “For” the approval of an amendment to the Purchase Plan and “For” the ratification of the selection of Deloitte & Touche LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	you may submit another properly completed proxy with a later date,

•	you may grant a subsequent proxy by telephone or through the Internet,

•	you may send a written notice that you are revoking your proxy to our Secretary at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, or

•	you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 31, 2009, to our Secretary at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than January 30, 2010 but no earlier than December 31, 2009. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposals 2 and 3, for which broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•

For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, the 2009 Plan must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•

To be approved, the amendment to the Purchase Plan must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•

To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent auditors must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 48,380,369 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 24,190,185 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at http://www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall be divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Our Board of Directors currently consists of seven members. There are three directors in the class whose term of office expires at the 2009 Annual Meeting of Stockholders, Charles F. Christ, Thomas H. Marmen and Roderick M. Sherwood, III. Each of the nominees named above, except for Mr. Marmen, is currently a director who was previously elected by our stockholders. Mr. Marmen was recommended for election to our Board of Directors by Mr. Christ, one of our non-management directors and Chair of the Nominating and Corporate Governance Committee. In addition, we acquired our RAIDCore and Network Attached Software assets from Ciprico Inc. in September 2008, where Mr. Marmen currently serves as lead director. If elected at the annual meeting, each of the nominees named above would serve until the 2012 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes present at the meeting or represented by proxy and they are entitled to vote at the meeting. The three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each of the three nominees has consented to be named in this proxy statement and agreed to serve as a director if elected, and our management has no reason to believe that any of the nominees will be unable to serve.

We invite all of our directors and nominees for director to attend our annual meeting of stockholders. All of our then directors attended our 2008 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES NAMED ABOVE.

The following is biographical information as of February 1, 2009 for the three nominees for director and each director whose term will continue after the 2009 Annual Meeting of Stockholders.

Name	Age	Position
Kimberly E. Alexy	38	Director
Charles F. Christ	69	Chairman of the Board
Dana W. Kammersgard	53	President, Chief Executive Officer and Director
Joseph D. Markee	55	Director
Thomas H. Marmen	65	Director
Richard Mejia, Jr.	60	Director
Roderick M. Sherwood, III	55	Director

Nominees for Election for a Three-Year Term Expiring at our 2012 Annual Meeting of Stockholders

Charles F. Christ has served as our Chairman of the Board since July 2000. From 1997 to 1998, Mr. Christ served as President, Chief Executive Officer and a director of Symbios, Inc. (acquired by LSI Logic in 1998), a designer, manufacturer and provider of storage systems, as well as client-server integrated circuits, cell-based applications-specific integrated circuits and host adapter boards. He was Vice President and General Manager of the Components Division of Digital Equipment Corp. (DEC), where he launched and managed StorageWorks, DEC’s storage division. Mr. Christ received an M.B.A. degree from Harvard Business School, and completed his undergraduate degree earning a Bachelors in Industrial Engineering at General Motors Institute, now known as Kettering University.

Thomas H. Marmen has served as a member of our Board of Directors since November 2008. Mr. Marmen has over 30 years of experience in the storage and semiconductor manufacturing industries. During his career, he has been involved with various start ups, global enterprises and turnaround situations. Most recently, from April 2006 to April 2007, Mr. Marmen served as the president and chief executive officer of TimeLab Corporation, a semiconductor company. Prior to joining TimeLab, from January 2001 to December 2005, he was vice president and general manager for Broadcom Corporation, a broad-based semiconductor provider, where he was responsible for all aspects of the storage line of business including marketing, engineering and technical support for end-users. Mr. Marmen has also held various positions at other companies including RAIDCore Corp. where he was the company’s chief executive officer, Quantum Corp. where he served as senior vice president and general manager for the High End Storage Division, Adaptec Inc. as its corporate vice president in the Enterprise Solutions Group and Materials Research Corporation (a subsidiary of SONY Corp.) as president and chief executive officer. In addition he spent 18 years at Digital Equipment Corporation holding various management positions in the company’s storage, memory, disk drive and semi-conductor businesses. Mr. Marmen currently serves as the lead director at Ciprico Inc., which voluntarily filed for Chapter 11 bankruptcy in July 2008.

Roderick M. Sherwood, III has served as a member of our Board of Directors since June 2006. Mr. Sherwood has served as President and Chief Financial Officer of Westwood One, Inc., a radio and TV content provider and broadcasting company, since 2008. From 2005 to 2008, Mr. Sherwood served as Chief Financial Officer, Operations for The Gores Group, LLC, a private equity firm. From 2002 until 2005, Mr. Sherwood was Senior Vice President and Chief Financial Officer for Gateway, Inc. where he was responsible for corporate financial operations, processes and controls, treasury activities and cost reduction programs. He was also integrally involved in Gateway’s acquisition of eMachines. Prior to his tenure with Gateway, Mr. Sherwood was Executive Vice President and Chief Financial Officer for Opsware, Inc. (formerly Loudcloud, Inc.). Mr. Sherwood has over 25 years experience in successful financial and operations capacities for companies such as Chrysler Corporation and Hughes Electronics Corporation. Mr. Sherwood received his MBA degree from Harvard Business School and holds an Honors Bachelor of Arts Degree, with Distinction, in Economics from Stanford University.

Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders

Dana W. Kammersgard has served as our President since August 2004. In March 2006, Mr. Kammersgard was appointed as a member of our Board of Directors and our Chief Executive Officer and President. From August 1999 to August 2004, Mr. Kammersgard served as our Chief Technical Officer. Mr. Kammersgard was a founder of Artecon, Inc., our predecessor company, and served as a director from its inception in 1984 until the merger of Artecon with Box Hill Systems Corp. to become Dot Hill Systems Corp. in August 1999. At Artecon, Mr. Kammersgard served in various positions since 1984, including Secretary and Senior Vice President of Engineering from March 1998 until August 1999 and as Vice President of Sales and Marketing from March 1997 until March 1998. Prior to co-founding Artecon, Mr. Kammersgard was the Director of Software Development at CALMA, a division of General Electric Company. Mr. Kammersgard holds a B.A. in Chemistry from the University of California, San Diego.

Richard Mejia, Jr. has served as a member of our Board of Directors since September 2008. In July 2008, Mr. Mejia retired from the San Diego office of Ernst & Young, LLP after 38 years of service where he served as partner for the last 25 years. During his 20 years in San Diego, his focus was on technology and life sciences companies and he held practice leadership positions for the Pacific Southwest area of the firm. He has extensive experience with mergers and acquisitions, securities offerings and other private and public financings. He has also worked closely with public company boards in implementing corporate governance initiatives and compliance requirements. Mr. Mejia holds a B.S. in Accounting from the University of Southern California.

Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Kimberly E. Alexy has served as a member of our Board of Directors since December 2005. Ms. Alexy is presently the Founder and Principal at Alexy Capital Management, a private investment management company she founded in 2005, and was formerly Senior Vice President and Managing Director of Equity Research for Prudential Securities in New York City from 1998 to 2003. She served as principal technology hardware analyst for the firm and provided research and ratings on technology companies within the hardware and storage industries. Prior to joining Prudential, Ms. Alexy was Vice President of Equity Research at Lehman Brothers where she covered technology hardware, channel and storage stocks. While at Lehman, Ms. Alexy worked on several initial public offerings and various mergers and acquisition transactions. Ms. Alexy is a Chartered Financial Analyst, and holds an M.B.A. in Finance and Accounting from the College of William and Mary and a B.A. in Psychology from Emory University. Ms. Alexy also presently serves as a Director at CalAmp Corp., a publicly traded wireless communications company.

Joseph D. Markee has served as a member of our Board of Directors since June 2004. Mr. Markee has served as Managing Director of Express Ventures, LLP, a venture capital firm, since November 2005 and was Chief Executive Officer for Figure 8 Wireless Inc., a wholly owned subsidiary of Chipcon Group ASA, until May 2005. Chipcon Group ASA is a leading provider of ZigBee ready software and networking solutions focused on standardized wireless communications. Prior to Figure 8, Mr. Markee was Co-Founder and Founding Chief Executive Officer of Copper Mountain Networks. Copper Mountain designs, develops and delivers subscriber access and broadband remote access server solutions for facilities-based carrier networks. From 1988 to 1995, Mr. Markee was Co-Founder and held several senior management roles at Primary Access, a remote access server company which was sold to 3Com Corporation in 1994. Mr. Markee is also a member of the Board of Directors of Metalink, Ltd., a global provider and developer of high performance wireline and wireless broadband communication silicon solutions. Mr. Markee graduated from the University of California, Davis where he received a B.S. in Electrical Engineering and Computer Science.

Executive Officers and Key Employees

The following is biographical information as of February 1, 2009 for our executive officers and key employees not discussed above.

Name	Age	Position
Hanif I. Jamal	48	Senior Vice President, Chief Financial Officer and Corporate Secretary
Ernest Hafersat	59	Senior Vice President of Worldwide Manufacturing, Operations and Supply Base Management
James Kuenzel	55	Senior Vice President of Engineering

Executive Officers

Hanif I. Jamal has served as our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary since July 2006. Prior to joining Dot Hill, Mr. Jamal was at Gateway Inc. where he was Vice President and Corporate Treasurer from April 2004 through July 2006 and Vice President of Gateway Financial Services from September 2002 to April 2004. Mr. Jamal also served in a number of leadership positions over 17 years within Hewlett-Packard Company in the customer financing division, HP Technology Finance. Mr. Jamal led HP’s customer financing operations in North America, Latin America and Europe and was also Vice President and General Manager for HP’s Commercial and Consumer Financing Division. In 1998, he established Hewlett

-Packard International Bank in Dublin, Ireland, and served as Managing Director through 2000. Mr. Jamal holds an MBA from Stanford Graduate School of Business and a Bachelor of Science degree, with Honors, in Management Sciences from the University of Manchester Institute of Science and Technology in the United Kingdom.

Key Employees

Ernest Hafersat has served as our Senior Vice President of Worldwide Manufacturing, Operations and Supply Base Management since November 2008, and previously served as our Vice President of Worldwide Manufacturing Operations and Supply Base Management since March 2008. Mr. Hafersat joined Dot Hill after leaving Western Digital Corporation where he held senior level positions in operations and engineering from 2005 to 2008. Prior to Western Digital, Mr. Hafersat was Vice President, Manufacturing Operations & Program Management for Carrier Access Corp. Previous positions include Vice President, Operations for Vari-l Corp., Vice President/ GM at Read-Rite Corp.- Philippines, Senior Director, Engineering/ NPI at Maxtor Corp. and Director of Engineering at Hyundai Semiconductor-Korea. Mr. Hafersat has overseen operations, supply base management, global supplier quality and engineering for both domestic and international multi-site facilities. His international experience includes China, Pacific Rim countries, Mexico and Costa Rica. Mr. Hafersat has a BSIE/BSEE from Waterbury State Technical University, and attended University of Hartford and Rennsslaer Polytechnic Institute with credits toward an MBA.

James Kuenzel has served as our Senior Vice President of Engineering since February 2006. Mr. Kuenzel joined Dot Hill after leaving Maranti Networks Inc. where he began his tenure in 2002 as Vice President of Engineering and then was appointed to President and Chief Operating Officer. Mr. Kuenzel has also held Vice President of Engineering positions at McData Corporation, Cabletron Systems, Inc. and Digital Equipment Corporation. Mr. Kuenzel attended Georgetown University Extension, University of Wisconsin Extension, and holds an A.A. in Electronics from Philco Ford Technical Institute.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Dot Hill, our senior management and our independent auditors, the Board of Directors has affirmatively determined that our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Kammersgard, our President and Chief Executive Officer, who is not an independent director by virtue of his employment with Dot Hill.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met 14 times. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively, except for W.R. Sauey who for personal medical reasons was unable to attend 75% or more of the meetings of the Board.

As required under applicable Nasdaq listing standards, in fiscal 2008, our independent directors met in regularly scheduled executive sessions at which only independent directors were present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following is a description of each committee and its functions.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Audit Committee met six times and acted by written consent one time during the fiscal year ended December 31, 2008. During fiscal 2008, the Audit Committee consisted of Ms. Alexy and Messrs. Christ, Markee, Mejia and Sherwood, with Mr. Sherwood serving as Chair and Mr. Mejia joining the Audit Committee in November 2008. The Audit Committee currently consists of Ms. Alexy and Messrs. Markee, Mejia and Sherwood, with Mr. Sherwood serving as Chair.

The functions of the Audit Committee include, among other things: overseeing our corporate accounting and financial reporting process, the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the certified public accountants engaged as our independent auditors; providing oversight assistance with respect to ethical compliance programs as established by management and our Board of Directors; evaluating the performance and assessing the qualifications of our independent auditors; determining whether to retain or terminate our existing independent auditors or to appoint and engage new independent auditors; reviewing and approving the retention of our independent auditors to perform any proposed permissible non-audit and audit-related services; monitoring the rotation of partners of our independent auditors on our engagement team as required by law; reviewing and approving the financial statements to be included in our Annual Report on Form 10-K; discussing with our management and our independent auditors the results of our annual audit and the results of our quarterly financial statements; reviewing and approving related party transactions; and providing oversight of the internal audit and risk advisory function, which includes reviewing our annual assessment of risk, establishing an internal audit plan, and reviewing the results of our internal audits, process improvements and Sarbanes-Oxley testing. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, tax or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (meeting the requirements for independence currently set forth in Rule 4350(d)(2)(A)(i)-(iv) of the Nasdaq Marketplace Rules). The Board of Directors has also determined that each of Ms. Alexy and Messrs. Mejia and Sherwood qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Ms. Alexy’s and Messrs. Mejia’s and Sherwood’s level of knowledge and experience based on a number of factors, including their formal education and experience in financial investment firms, as a partner at Ernst & Young LLP and as a chief financial officer for public reporting companies, respectively.

As part of our effort to continually improve the company’s risk management and internal processes and controls, the Audit Committee engaged KPMG Advisory Services, or KPMG, in 2008 to assist us with establishing an internal risk advisory function. The risk advisory group is tasked with a variety of projects for 2009, including Sarbanes-Oxley Section 404 assistance, business process assessments and other reviews touching on operational, financial and information technology aspects of our business. KPMG’s appointment in 2008 was a proactive step that we took to create an internal risk advisory function, consolidate our Sarbanes-Oxley testing activities and enable us to better coordinate Sarbanes-Oxley testing with our external auditors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. During 2008, the members of the Audit Committee were Ms. Alexy and Messrs. Christ, Markee, Mejia and Sherwood, with Mr. Mejia joining the Audit Committee in November 2008. The Board has determined that all members of the Audit Committee are independent (meeting the requirements for independence currently set forth in Rule 4350(d)(2)(A)(i)-(iv) of the Nasdaq Marketplace Rules).

Management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent auditors. The Audit Committee is not, however, employed by Dot Hill, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, regarding the independent accountants’ communications with the audit committee concerning independence. The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee, with and without management present, discussed and reviewed the scope, plan and results of the independent accountants’ examination of the financial statements. Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board concurred in such authorization.

Audit Committee

Roderick M. Sherwood, III, Chairman

Kimberly E. Alexy

Joseph D. Markee

Richard Mejia, Jr.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Compensation Committee met 10 times and acted by written consent one time during the fiscal year ended December 31, 2008. During fiscal 2008, the Compensation Committee consisted of Ms. Alexy and Messrs. Christ, Markee and Marmen, with Mr. Markee serving as Chair until Ms. Alexy’s appointment as Chair in November 2008, and Mr. Marmen joining the Compensation Committee in November 2008. The Compensation Committee currently consists of Ms. Alexy and Messrs. Markee and Marmen with Ms. Alexy serving as Chair.

The functions of the Compensation Committee include, among other things: reviewing and approving our overall compensation strategy and policies; reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviewing and approving the compensation and other terms of employment of our executive officers; recommending the compensation of our non-employee directors; and administering our stock option and purchase plans, deferred compensation plans and other similar programs. The Compensation Committee also reviews and composes with management our Compensation Discussion and Analysis.

At minimum, the Compensation Committee meets once each quarter and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer and the Chief Financial Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding their compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee engaged Consult RJ, an independent compensation consultant, to conduct a comprehensive executive compensation market review for the purpose of establishing executive compensation packages for the fiscal year 2008. In addition, the Compensation Committee worked with Consult RJ and utilized data from the Radford High Tech Total Compensation Executive Survey (including proxy data for publicly-traded competitors in the software, computer and peripheral industries) to determine base salary, annual bonus targets and long term incentive plans for both existing management and key hires. As part of its engagement, Consult RJ was requested by the Compensation Committee to develop a comparative group of companies for fiscal 2008 based on the data discussed above and to perform analyses of competitive performance and compensation levels for that group with respect to fiscal 2008. Consult RJ also aided the Compensation Committee in its discussion and analyses of various alternatives for our fiscal 2008 target bonuses, including mixes of time-based stock options and performance-based stock options, restricted stock and cash. Consult RJ, with management’s input, ultimately developed recommendations for fiscal 2008 that were presented to the Compensation Committee for its consideration. The Compensation Committee utilized those recommendations in the development of the fiscal 2008 executive compensation plan. Management also engaged the services of Remedy Compensation Consulting with respect to performance-based restricted stock elements related to executive compensation in fiscal 2008 and 2009.

We have adopted a stock option grant policy pursuant to which the Compensation Committee approves all stock option grants to employees and officers to purchase shares of Dot Hill’s common stock. Pursuant to the policy, the Compensation Committee generally will meet once a quarter prior to general public release of Dot Hill’s annual or quarterly revenues and earnings for such period to approve recommended stock option grants. The effective date for the approved stock options will be the third business day after the general public release of Dot Hill’s annual or quarterly revenues and earnings, as applicable, following the applicable Compensation Committee meeting. The Compensation Committee may vary this procedure if it determines that applicable circumstances, such as public disclosure requirements or other factors, justify doing so. The exercise price for the stock option grants will be set at the fair market value of our common stock on the effective date of grant. Under our current equity incentive plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on the last market trading day prior to such date. Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on such date, or if such date is not a trading day, the last market trading day prior to such date. All stock option grants to directors under our 2000 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan, are made automatically in accordance with the terms of the Directors’ Plan. In addition, the Compensation Committee approves all restricted stock awards to employees, officers and directors, which are generally approved at times consistent with our stock option grant policy, provided, however, that restricted stock awards are generally effective on the date of approval by the Compensation Committee.

Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the fourth fiscal quarter of the prior year and the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and promotions, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, spreadsheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant and in conjunction with the Compensation Committee.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008 the Compensation Committee consisted of Ms. Alexy and Messrs. Christ, Markee and Marmen, with Mr. Markee serving as chair until Ms. Alexy’s appointment as chair in November 2008, and Mr. Marmen joining the Compensation Committee in November 2008. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dot Hill under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee

Kimberly E. Alexy, Chairman

Joseph D. Markee

Thomas H. Marmen

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a written charter that is available on our website at http://www.dothill.com. The Nominating and Corporate Governance Committee met six times during the fiscal year ended December 31, 2008. During fiscal 2008, the Nominating and Corporate Governance Committee consisted of Ms. Alexy and Messrs. Christ, Markee and Mejia, with Mr. Christ serving as Chair and Mr. Mejia joining the Nominating and Corporate Governance Committee in November 2008. The Nominating and Corporate Governance currently consists of Ms. Alexy and Messrs. Christ, Mejia and Sherwood, with Mr. Christ serving as Chair.

The functions of the Nominating and Corporate Governance Committee include, among other things: overseeing all aspects of our corporate governance functions on behalf of the Board, including procedures for compliance with significant applicable legal, ethical and regulatory requirements that affect corporate governance; making recommendations to the Board regarding corporate governance issues; identifying, reviewing and evaluating candidates to serve as our directors, including candidates submitted by our stockholders; serving as a focal point for communication between such candidates, non-committee directors and our management; recommending candidates to the Board; assessing the performance of our Chief Executive Officer, subject to the Compensation Committee’s authority with respect to compensation matters; reviewing and overseeing our management succession planning; and making such other recommendations to the Board regarding affairs relating to our directors as may be needed.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, relevant business experience, skills and such other factors as it deems appropriate given the current needs of the Board of Directors and Dot Hill, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any other relevant considerations. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

At this time, the Nominating and Corporate Governance Committee has not adopted a policy to consider director candidates recommended by stockholders, in part because to date, the Nominating and Corporate Governance Committee has not received a director nominee from any stockholder, including any stockholder or stockholders holding more than five percent of our voting stock. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Additional Ad Hoc Committees

From time to time, our Board of Directors may establish additional ad hoc committees to address specific areas as the need arises. For example, the following three additional ad hoc committees are currently in place:

•	Special Litigation Committee to investigate purported class action complaints filed against us in late January and early February 2006 that allege violations of federal securities laws.

•	Operations Committee to review Dot Hill’s operations and report on such matters to the Board.

•	Investment Committee to identify and present to the Board potential investment opportunities for Dot Hill.

Stockholder Communications With The Board Of Directors

Persons interested in communicating their questions, concerns or issues to our Board of Directors or our independent directors may address correspondence to the Board of Directors, a particular director or to the independent directors generally, in care of Dot Hill Systems Corp. at 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Board or the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.dothill.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

PROPOSAL 2

APPROVAL OF THE DOT HILL SYSTEMS CORP. 2009 EQUITY INCENTIVE PLAN

Our 2009 Equity Incentive Plan, or the 2009 Plan, was adopted by the Board on April 27, 2009, subject to stockholder approval. The 2009 Plan is the successor to and continuation of our 2000 Amended and Restated Equity Incentive Plan, or the 2000 Plan, and our 1995 Incentive Program, as amended and restated, or together, the Prior Plans. All outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans, provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to the exercise or settlement, shall become available for issuance pursuant to awards granted under the 2009 Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans as of the effective date of the 2009 Plan shall become available for issuance pursuant to stock awards granted under the 2009 Plan.

This Proposal 2 seeks an increase in the number of shares that may be issued under the 2009 Plan beyond those reserved for issuance under the Prior Plans by 4,500,000 shares and no additional shares will be made available for issuance under the 2009 Plan without stockholder approval. At April 27, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 7,710,153 shares were outstanding under the Prior Plans and 310,382 shares remained available for future grant under the Prior Plans.

The approval of the 2009 Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board. The 2009 Plan will also provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards. Further, the 2009 Plan will allow us to implement our annual incentive programs under a plan that qualifies under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Accordingly, the 2009 Plan will allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

In this Proposal 2, stockholders are requested to approve the 2009 Plan. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the 2009 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2009 PLAN.

Description of the 2009 Equity Incentive Plan

The material features of the 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan. Stockholders are urged to read the actual text of the 2009 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Background

The terms of the 2009 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our common stock reserved for issuance under the 2009 Plan will consist of:

•	the number of shares remaining available for future grant under the Prior Plans as of June 15, 2009; plus

•

the number of shares that are subject to stock awards outstanding under the Prior Plans as of June 15, 2009 that subsequently terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans; plus

•	4,500,000 shares.

We call this aggregate number the Share Reserve. The 2009 Plan will not include an evergreen provision and therefore no additional shares will be made available for issuance under the 2009 Plan without stockholder approval. The number of shares available for issuance under the 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.2 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards or other non-option stock awards granted under the 2009 Plan. The Share Reserve does not limit the number of equity awards made under the 2009 Plan so long as the number of shares of common stock issued under equity awards made under the 2009 Plan does not exceed the Share Reserve.

As of April 15, 2009, there were 310,382 shares of common stock (plus any shares that might in the future be returned to the 2000 Plan as a result of cancellation or expiration of options) available for future grant under the Prior Plans. In addition, as of such date, options covering an aggregate of 6,856,425 shares were outstanding and awards other than options and stock appreciation rights covering an aggregate of 1,433,728 shares were outstanding. The weighted average exercise price of all options outstanding as of April 15, 2009 was approximately $4.32 and the weighted average remaining term of such options was approximately 6.45 years. A total of 48,380,369 shares of our common stock were outstanding as of April 27, 2009. As of April 15, 2009, 48% of all outstanding options had exercise prices greater the highest closing price of our common stock as quoted on Nasdaq for the 52 preceding weeks.

If we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will become available for issuance under the 2009 Plan. To the extent that the forfeited shares had counted as 1.2 shares against the number of shares available under the 2009 Plan or any returning shares granted under the Prior Plans pursuant to an award other than on option or stock appreciation right, then the number of shares of common stock available for issuance under the 2009 Plan will increase by the 1.2 shares. Any shares we reacquire pursuant to our withholding obligations or as consideration for the exercise of an option, however, do not become available for issuance under the 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the 2009 Plan.

Eligibility

All of our approximately 266 employees and our directors and consultants are eligible to participate in the 2009 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2009 Plan only to our employees and employees of our affiliates.

Administration

The 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the 2009 Plan to our

Compensation Committee but may retain the authority to concurrently administer the 2009 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the 2009 Plan, our Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of options granted under the 2009 Plan.

In the discretion of the Board, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Our Compensation Committee has the authority to delegate its administrative powers under the 2009 Plan to a subcommittee consisting of members of the Compensation Committee. As used in this Proposal 2, except as explicitly stated otherwise, with respect to the 2009 Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Repricing

Under the 2009 Plan, the Board does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards under the 2009 Plan without obtaining the approval of our stockholders within 12 months prior to the repricing event.

Options

Options may be granted under the 2009 Plan pursuant to stock option agreements. The 2009 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

In general, the term of stock options granted under the 2009 Plan may not exceed seven years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to (i) disability, the optionholder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all options terminate upon the date on which the event giving rise to the termination occurred, and the optionholder is prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date. Under the 2009 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate our insider trading policy. In no event, however, may any option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the 2009 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by our Board.

Options granted under the 2009 Plan may become exercisable in cumulative increments, or “vest,” as determined by our Board at the rate specified in the option agreement. Shares subject to currently outstanding options under the Prior Plans typically vest over a four-year period, 25% after one year and in equal monthly installments during the following three years, during the participant’s employment by, or services as a director or consultant to, us or an affiliate of ours. However, commencing with grants in February 2009 and thereafter, shares subject to options typically vest over a four-year period, 25% on each anniversary of the date of grant, during the participant’s employment by, or services as a director or consultant to, us or an affiliate of ours. Shares subject to different options granted under the 2009 Plan may be subject to different vesting schedules as our Board may determine. The Board also has flexibility to provide for accelerated vesting of equity awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an participant during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is the number of shares in the Share Reserve. In addition, no employee may be granted options, stock appreciation rights, or other stock awards whose value is determined by reference to an increase over an exercise price of at least 100% of the fair market value of our common stock on the date the other stock award is granted under the 2009 Plan covering more than 2,000,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Commencing with grants in February 2009 and thereafter, restricted stock awards typically vest over a four-year period, 25% on each anniversary of the date of grant, during the participant’s employment by, or services as a director or consultant to, us or an affiliate of ours. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Board, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by our Board and contained in the stock appreciation right agreement. Stock Appreciation Rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the Plan.

Performance Awards

The 2009 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Board. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 2,000,000 shares of our common stock in the case of performance stock awards, or $2,000,000 in the case of performance cash awards.

Performance goals under the 2009 Plan shall be determined by the our Board, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings and (xxxiii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. These performance criteria can be calculated under generally accepted accounting principles, or GAAP, or can be calculated using non-GAAP results as predetermined by the Board when establishing the performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2009 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2009 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments

Our Board will have the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2009 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by our Board, the 2009 Plan shall automatically terminate on the day before the 10th anniversary of the date the 2009 Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2009 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of Dot Hill is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Board or Compensation Committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2009 Plan. The table below sets forth information about awards granted under our Prior Plans to our named executive officers, all current executive officers as a group, all non-employee directors as a group and all non-executive officer employees and consultants as a group in fiscal 2008. On April 27, 2009, the closing price of our common stock on Nasdaq was $0.70 per share.

New Plan Benefits – Awards Granted in 2008 under the Prior Plans

Name	Number of Securities Underlying Restricted Stock Awards Granted	Number of Securities Underlying Options Granted	Weighted Average Option Exercise Price Per Share ($)
Dana W. Kammersgard	50,000	175,000	$2.38
Hanif I. Jamal	30,000	175,000	$2.38
Philip A. Davis	—	75,000	$2.40
Current Executive Officers (two persons)	80,000	350,000	$2.38
Non-Employee Directors (one person)	68,878	—	—
Non-Executive Officer Employees and Consultants (126 persons)	183,250	1,635,000	$2.22

Required Vote and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted toward a quorum and will have the same effect as “Against” votes.

Our Board of Directors believes that approval of Proposal 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2009 PLAN.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

In March 2000, the Board of Directors adopted, and the stockholders subsequently approved, an amended and restated form of Dot Hill’s 1997 Employee Stock Purchase Plan and renamed such plan the 2000 Amended and Restated Employee Stock Purchase Plan, or the Purchase Plan. In February 2004, the Board of Directors adopted, and in May 2004 the stockholders subsequently approved, amendments to the Purchase Plan, or the Amended Purchase Plan. There were 750,000 shares of our common stock initially reserved for issuance under the Purchase Plan and an additional 300,000 shares of our common stock were made available for purchase under the Purchase Plan between 2001 and 2003 pursuant to an evergreen provision providing for an annual automatic increase in the shares available for issuance under the Purchase Plan. In 2004, the stockholders approved reserving an additional 2,000,000 shares of our common stock for issuance under the Amended Purchase Plan. In addition, 400,000 shares of our common stock were made available for purchase under the Amended Purchase Plan between 2005 and 2008 pursuant to an evergreen provision providing for an annual automatic increase in the shares available for issuance under the Amended Purchase Plan.

On April 27, 2009, the Board of Directors approved an amendment to the Amended Purchase Plan, subject to stockholder approval, which would result in an increase of 4,000,000 shares of our common stock authorized for purchase under the Amended Purchase Plan to an aggregate total of 7,450,000 shares, of which 2,906,979 shares have already been purchased and 4,543,021 shares would be available for future purchase under the Amended Purchase Plan. As more fully described below, the amendment would also terminate the annual automatic increase in the number of shares reserved for issuance under the Amended Purchase Plan. The additional 4,000,000 shares that will be made available under the Amended Purchase Plan upon approval of this Proposal 3 will be available for grants under the Amended Purchase Plan beginning with the offering period that commenced on February 1, 2009. A total of 48,380,369 shares of our common stock were outstanding as of April 27, 2009. The Board of Directors adopted this amendment in order to ensure that Dot Hill can continue to grant purchase rights at levels determined appropriate by the Board of Directors and the Compensation Committee and to ensure that no additional shares will be made available for purchase without stockholder approval.

During 2008, shares of our common stock were purchased in the amounts and at the weighted average prices per share under the Amended Purchase Plan as follows: Philip A. Davis: 5,741 shares at $2.65; and all employees (excluding executive officers) as a group: 362,757 shares at $2.47. Other than Mr. Davis, none of our employees who were executive officers during 2008 participated in the Amended Purchase Plan during 2008.

As of April 15, 2009, an aggregate of 2,906,979 shares of our common stock had been purchased under the Amended Purchase Plan and 543,021 shares of common stock (plus any shares that might in the future be returned to the Amended Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future purchase under the Amended Purchase Plan. Upon approval of this Proposal 3, an additional 4,000,000 shares will become available for future purchases under the Amended Purchase Plan, and no additional shares will be made available for purchase without stockholder approval pursuant to annual increases under the evergreen provision.

In this Proposal 3, stockholders are requested to approve the Amended Purchase Plan. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Amended Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED PURCHASE PLAN.

Description of the 2000 Amended and Restated Employee Stock Purchase Plan

The material features of the Amended Purchase Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended Purchase Plan. Stockholders are urged to read the actual text of the Amended Purchase Plan in its entirety, which is appended to this proxy statement as Appendix B.

Purpose

The purpose of the Amended Purchase Plan is to provide a means by which our employees (and any affiliates designated by the Board of Directors to participate in the Amended Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, in recruiting new employees and to provide incentives for such persons to exert maximum efforts for our success. Approximately 266 employees are eligible to participate in the Amended Purchase Plan.

The rights to purchase common stock granted under the Amended Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board of Directors administers the Amended Purchase Plan and has the final power to construe and interpret both the Amended Purchase Plan and the rights granted under it. The Board of Directors has the power to delegate administration of the Amended Purchase Plan to a committee composed of not fewer than two members of the Board. The Board of Directors has delegated administration of the Amended Purchase Plan to the Compensation Committee. The Compensation Committee has the power, subject to the provisions of the Amended Purchase Plan, to determine when and how rights to purchase our common stock will be granted and the provisions of each offering of such rights (which need not be identical). As used herein with respect to the Amended Purchase Plan, the “Board” or the “Board of Directors” refers to our Board of Directors or any committee the Board appoints to administer the Amended Purchase Plan, including the Compensation Committee.

Stock Subject to Amended Purchase Plan

As of April 27, 2009, 543,021 shares of our common stock were available for future purchase under the Amended Purchase Plan. Subject to this Proposal 3, an additional 4,000,000 shares of our common stock will be made available for future purchases under the Amended Purchase Plan beginning with the offering period that commenced on February 1, 2009. If rights granted under the Amended Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under such rights again become available for issuance under the Amended Purchase Plan. A total of 48,380,369 shares of our common stock were outstanding as of April 27, 2009. In addition, the Amended Purchase Plan contained an evergreen provision providing for an annual increase in the shares available for purchase under the Amended Purchase Plan equal to the lesser of 100,000 shares or a number of shares determined by the Board of Directors, as of the date of each annual meeting of stockholders beginning with the annual meeting of stockholders in 2005. Pursuant to the evergreen provision, an additional 300,000 shares of our common stock were made available for purchase under the Purchase Plan between 2001 and 2003 and an additional 400,000 shares of our common stock were made available for purchase under the Amended Purchase Plan between 2005 and 2008. Subject to this Proposal 3, this evergreen provision will be terminated and therefore no additional shares will be made available for purchase without stockholder approval.

Offerings

The Amended Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the Amended Purchase Plan is 27 months. Currently under the Amended Purchase Plan, each offering is six months long and offerings commence on February 1st and August 1st of each year.

Eligibility

Any person who is customarily employed at least 20 hours per week and three months per calendar year by us (or by any parent or subsidiary of ours designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by us or our designated parent or subsidiary for such period preceding the grant as the Board or Compensation Committee may require, but in no event will the required period of continuous employment be greater than two years. Our officers who are “highly compensated” as defined in the Code shall be eligible to participate in the offerings, unless the Board provides otherwise.

However, no employee is eligible to participate in the Amended Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all of our classes of stock or of any parent or subsidiary of ours (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue the right to purchase more than $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of ours and our parent and subsidiaries in any calendar year.

Participation in the Amended Purchase Plan

Eligible employees enroll in the Amended Purchase Plan by delivering to us, prior to the date selected by the Board or the Compensation Committee as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ earnings. Earnings are defined to include only base salary and overtime pay earned during the offering. An eligible employee may not participate in more than one offering at any time.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the Amended Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date, as set by the Board or the Compensation Committee.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board or Compensation Committee provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of the offering except as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Amended Purchase Plan and deposited with the our general funds. A participant may not make additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the Amended Purchase Plan, the employee is entitled to purchase shares under the Amended Purchase Plan. In connection with offerings made under the Amended Purchase Plan, the Board or the Compensation Committee specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of our common stock available, the Board or the Compensation Committee would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, the amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares on the final purchase date of an offering shall be distributed to the participant after such final purchase date, without interest. See “Withdrawal” below.

Withdrawal

While each participant in the Amended Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time during the offering except as provided by the Board in the offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Amended Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Amended Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Amended Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted. A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Amended Purchase Plan in the event of such participant’s death after the offering but prior to delivery to the participant of the shares and cash, or who is to receive the cash from the participant’s account in the event of such participant’s death during an offering.

Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in structure or otherwise, may change the class and number of shares of common stock subject to the Amended Purchase Plan and to outstanding purchase rights. In that event, the Amended Purchase Plan will be appropriately adjusted in the class and maximum number of shares subject to the Amended Purchase Plan and the outstanding purchase rights granted under the Amended Purchase Plan will be appropriately adjusted in the class, number of shares and purchase price per share of such purchase rights.

Effect of Certain Corporate Transactions

In the event of (i) a dissolution, liquidation or sale of all or substantially all of our securities or assets, (ii) a merger or consolidation in which we are not the surviving corporation, (iii) a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) any other capital reorganization in which more than 50% of our shares entitled to vote are exchanged, then the Board may determine that (1) any surviving corporation either will assume the outstanding rights under the Amended Purchase Plan or substitute similar rights, (2) such rights may continue in full force and effect, or (3) the participants’ accumulated payroll deductions will be used to purchase common stock immediately prior to the corporate transaction and the participants’ rights under the ongoing offering will terminate immediately after the ongoing offering terminates.

Duration, Amendment and Termination

The Board may suspend or terminate the Amended Purchase Plan at any time. Unless terminated earlier, the Amended Purchase Plan will terminate on the day before the tenth anniversary of the date the Amended Purchase Plan is adopted by the Board.

The Board may amend the Amended Purchase Plan at any time. Any amendment of the Amended Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Amended Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Amended Purchase Plan (to the extent such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or Rule 16b-3); or (iii) modify the Amended Purchase Plan in any other way if such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

Rights granted before amendment or termination of the Amended Purchase Plan will not be altered or impaired by any amendment or termination of the Amended Purchase Plan without consent of the employee to whom such rights were granted.

Federal Income Tax Information

Rights granted under the Amended Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted toward a quorum and will have the same effect as “Against” votes.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED PURCHASE PLAN.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009 and is seeking ratification of such selection by our stockholders at the 2009 Annual Meeting of Stockholders. Deloitte & Touche LLP has audited our financial statements since 1999. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Dot Hill and our stockholders.

To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for the fiscal years ended December 31, 2008 and 2007. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees(1)	$1,261,000	$1,479,000
Audit-related Fees(2)	47,000	30,000
Tax Fees(3)	364,000	229,000
All Other Fees(4)	2,000	—

Total Fees	$1,674,000	$1,738,000

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., consents), and assistance in responding to SEC comment letters.

(2)	Represents fees for services rendered for the audit of our 401(k) plan.

(3)	Represents fees for professional services rendered for tax compliance, tax advice and tax planning. The nature of these services was to prepare state and federal income tax returns and extensions for returns, to respond to requests related to various state and city audits and tax-related notices, to investigate various options related to international tax planning strategies, and to assist in determining appropriate structures for foreign branches and subsidiaries.

(4)	Represents fees for a subscription to Deloitte & Touche LLP’s accounting research tool during the fiscal year ended December 31, 2008.

During the fiscal year ended December 31, 2008, none of the total hours expended on our financial audit by Deloitte & Touche LLP were provided by persons other than Deloitte & Touche LLP’s full-time permanent employees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Deloitte & Touche LLP. The Audit Committee’s approval of the scope and fees of the engagement of the independent auditor is given on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 1, 2009 by: (i) each of our directors and nominees, (ii) each of our named executive officers, including one former executive officer (iii) all of our directors, nominees and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 47,110,769 shares outstanding on February 1, 2009, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 1, 2009, which is 60 days after February 1, 2009. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Goldman Capital Management, Inc.(2)	4,710,224	10.0%
Dimensional Fund Advisors LP(3)	3,615,159	7.7%
Royce & Associates LLC(4)	3,034,663	6.4%
ICM Asset Management, Inc.(5)	2,864,010	6.1%
TCW Asset Management Co.(6)	2,573,956	5.5%
Dana W. Kammersgard(7)	1,214,066	2.5%
Charles F. Christ(8)	316,878	*
Hanif I. Jamal(9)	224,061	*
Joseph D. Markee(10)	130,000	*
Kimberly E. Alexy(11)	110,000	*
Roderick M. Sherwood, III(12)	90,000	*
Thomas H. Marmen(13)	50,000	*
Richard Mejia, Jr.(14)	50,000	*
Philip A. Davis(15)	18,041	*
All directors, nominees and executive officers as a group (nine persons)(16)	2,203,046	4.5%

*	Less than one percent.

(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Dot Hill Systems Corp., 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008.

(2)	The address for Goldman Capital Management, Inc. is: 320 Park Avenue, New York, NY 10022.

(3)

The address for Dimensional Fund Advisors LP is: 1299 Ocean Avenue, Santa Monica, CA 90401. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the Funds. In its role as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

(4)	The address for Royce & Associates, LLC is: 1414 Avenue of the Americas, New York, NY 10019.

(5)	The address for ICM Asset Management, Inc. is: 601 W. Main Avenue, Suite 600, Spokane, WA 99201. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. James M. Simmons is the Chief Executive Officer and controlling shareholder of ICM Asset Management, Inc.

(6)	The address for TCW Asset Management Co. is: The TCW Group, Inc., on behalf of the TCW Business Unit, 865 South Figueroa Street, Los Angeles, CA 90017.

(7)	Includes 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard, as to which shares Mr. Kammersgard disclaims beneficial ownership, 16,666 shares subject to our lapsing right of repurchase and options to purchase 846,666 shares exercisable within 60 days of February 1, 2009.

(8)	Includes 68,878 shares subject to our lapsing right of repurchase and options to purchase 248,000 shares exercisable within 60 days of February 1, 2009.

(9)	Includes 10,000 shares subject to our lapsing right of repurchase and options to purchase 214,061 shares exercisable within 60 days of February 1, 2009.

(10)	Includes options to purchase 130,000 shares exercisable within 60 days of February 1, 2009.

(11)	Includes options to purchase 110,000 shares exercisable within 60 days of February 1, 2009 (12,500 shares of which are unvested).

(12)	Includes options to purchase 90,000 shares exercisable within 60 days of February 1, 2009 (15,625 shares of which are unvested).

(13)	Includes options to purchase 50,000 shares exercisable within 60 days of February 1, 2009 (50,000 shares of which are unvested).

(14)	Includes options to purchase 50,000 shares exercisable within 60 days of February 1, 2009 (50,000 shares of which are unvested).

(15)	Mr. Davis terminated his employment with us in June 2008.

(16)	Includes 95,544 shares subject to our lapsing right of repurchase and options to purchase 1,738,727 shares exercisable within 60 days of February 1, 2009 (128,125 shares of which are unvested).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

COMPENSATION OF DIRECTORS

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended December 31, 2008 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2)(3) ($)	Option Awards (4)(5)(6) ($)	Total ($)
Kimberly E. Alexy	$75,900	$—	$86,448	$162,348
Charles F. Christ	$155,125	$16,402	$33,702	$205,229
Joseph D. Markee	$73,500	$—	$33,702	$107,202
Thomas H. Marmen	$7,773	$—	$1,069	$8,842
Richard Mejia, Jr.	$12,088	$—	$4,314	$16,402
W.R. Sauey(7)	$13,500	$—	$—	$13,500
Roderick M. Sherwood, III	$60,900	$—	$65,802	$126,702

(1)	Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2008 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R, “Share Based Payment.” Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in Note 1 to Consolidated Financial Statements under the heading “Share-Based Compensation.”

(2)	The full grant date fair value of each award reported in this column, as calculated under SFAS No. 123R, is $130,511 for Mr. Christ.

(3)	The aggregate number of shares subject to stock awards as of December 31, 2008 was 68,878 for Mr. Christ.

(4)	Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2008 under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in Note 1 to Consolidated Financial Statements under the heading “Share-Based Compensation.”

(5)	The full grant date fair value of each award reported in this column, as calculated under SFAS No. 123R, is $33,702, $33,702, $33,702, $23,674, $46,045, $0 and $33,702 for Ms. Alexy, Mr. Christ, Mr. Markee, Mr. Marmen, Mr. Mejia, Mr. Sauey and Mr. Sherwood, respectively.

(6)	The aggregate number of shares subject to option awards as of December 31, 2008 was 110,000, 248,000, 130,000, 50,000, 50,000, 0 and 90,000 for Ms. Alexy, Mr. Christ, Mr. Markee, Mr. Marmen, Mr. Mejia, Mr. Sauey and Mr. Sherwood, respectively.

(7)	Mr. Sauey did not stand for reelection at our 2008 Annual Meeting of Stockholders.

Each of our non-employee directors, excluding the Chairman of the Board, receives an annual fee of $24,000, plus an additional $1,500 for each scheduled regular meeting of the Board. The Chairman of the Board receives an annual fee of $72,000 plus an additional $1,500 for each scheduled regular meeting of the Board. Members of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors also receive additional fees. Each Audit Committee member receives an annual fee of $5,000, with the exception of the Chair of the Audit Committee, who receives an annual fee of $7,000. Each Compensation and Nominating and Corporate Governance Committee member receives an annual fee of $3,000 for each such committee on which they serve, with the exception of the Chair of each of the committees, who receives an annual fee of $4,000. Committee members also receive $1,000 for each committee meeting attended, independent of the particular committee. In addition, Mr. Christ receives an additional annual fee of $56,250 for his service as a member of the Operations Committee. Members of the Special Litigation Committee also receive $200 for each hour of committee service provided. During the fiscal year ended December 31, 2008, the total compensation paid to non-employee directors was $398,785. All members of our Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Dot Hill policy.

Each of our non-employee directors also receives stock option grants under the Directors’ Plan. Only our non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code, or the Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended not to qualify as incentive stock options under the Code.

Option grants under the Directors’ Plan are non-discretionary. Each person who is elected or appointed as a director and who, for at least one year preceding such election or appointment, has at no time served as a non-employee director, is automatically granted under the Directors’ Plan, without further action by us, our Board of Directors or our stockholders, an option to purchase 50,000 shares of our common stock as of the date of such election or appointment. In addition, as of the date of the annual meeting each year, each member of our Board of Directors who is not an employee and has served as a non-employee director for at least four months is automatically granted under the Directors’ Plan and without further action by us, our Board of Directors or our stockholders, an option to purchase 20,000 shares of our common stock. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan may not be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant, which is deemed to be equal to the closing sales price of our common stock as reported on the Nasdaq Stock Market on the last market trading day prior to the effective date of grant. Initial option grants under the Directors’ Plan become exercisable, or vest, over four years during the optionholder’s service as a director of the Company and any subsequent employment of the optionholder by, and/or service by the optionholder as a consultant to, us or an affiliate, collectively referred to as service. With respect to any initial grant of options, 25% of such options vest after one year of service and the remainder vest monthly over the next 36 months. Initial option grants under the Directors’ Plan permit exercise prior to vesting, but in such event, the optionholder is required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate. Annual option grants under the Directors’ Plan are fully vested on the date of grant. The term of options granted under the Directors’ Plan is 10 years. In the event of our merger with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving us, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

During 2008, we granted options under the Directors’ Plan covering 20,000 shares to each of our four non-employee directors as of our 2008 Annual Meeting of Stockholders, at an exercise price of $2.70 per share (based on the closing sales price reported on the Nasdaq Stock Market on the day preceding the date of grant). The closing price of our common stock on the date of grant was $2.80 per share. In addition, we granted options under the Directors’ Plan covering 50,000 shares to each of Messrs. Marmen and Mejia upon their respective appointments as directors of Dot Hill in 2008 at an exercise price of $1.94 and $1.15, respectively (based on the closing sales price reported on the Nasdaq Stock Market on the day preceding the date of grant). The closing price of our common stock on the date of each grant was $1.85 per share and $1.12 per share, respectively. In 2008, we also granted Mr. Christ 68,878 shares of restricted stock under the 2000 Plan for his service on the Operations Committee. The restricted stock is subject to vesting as follows: 25% of the shares vest after one year of service and the remainder vest monthly over the next 36 months.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation structure is designed to attract, motivate and retain the services of executive management and to align the interests of our executives with those of our stockholders. We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, an annual performance-based bonus and long-term and performance-based equity incentives. We place significant emphasis on pay-for-performance-based incentive compensation programs. These programs are designed to reward for achievement of corporate and individual goals. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the other most highly-compensated executive officers, which are collectively referred to as the named executive officers.

Our executive compensation program has been designed by the Compensation Committee of our Board of Directors to:

•

Attract and retain highly skilled and experienced team members by establishing a compensation structure that is competitive with those offered by other companies with whom we compete for management talent;

•	Closely align compensation for our executive management team with our short-term and long-term performance;

•	Build stockholder value by providing incentives based on achievement of corporate goals;

•	Establish compensation programs that are equitable internally within Dot Hill; and

•	Provide differentiated compensation based on individual performance.

The Compensation Committee is comprised of independent directors within the meaning of the applicable SEC and Nasdaq rules. The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and its Committees — Compensation Committee” and the Compensation Committee charter, which is available on our website at www.dothill.com. A primary responsibility of the Compensation Committee is to determine compensation for our executive officers, including reviewing and approving annual corporate and individual goals.

To aid the Compensation Committee in performing its duties, our Chief Executive Officer provides recommendations concerning the compensation of the executive officers, excluding himself. The Compensation Committee deliberates and discusses the performance of the Chief Executive Officer and is solely responsible for determining the Chief Executive Officer’s compensation. Additionally, each executive officer participates in establishing the key policies for Dot Hill as well as the objectives of our company as a whole. Likewise, our executive officers are asked to provide feedback on their own performance. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

We evaluate the achievement of our corporate and individual goals on a quarterly basis as well as at the end of the completed fiscal year. At the end of each quarter, we review the progress being made toward achievement of the goals as well as each executive’s overall ongoing performance. At the end of the year, we review final results versus goals and begin discussions regarding performance goals for the next fiscal year.

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we attempt to draw upon a pool of talent that is highly sought after by both large and established high tech companies. We believe we have competitive advantages in our ability to offer significant upside potential through long-term and performance-based equity incentives. Nonetheless, we must recognize market cash compensation levels and satisfy the day to day financial requirements of our candidates through competitive base salaries and cash bonuses. We draw upon Radford High Technology Executive Total Compensation Surveys, proxy data from public competitors and independent compensation consultants, as well as from information we generate internally. A comprehensive market review is conducted at least every other year, and in advance of determining compensation levels for key hires and promotions. Our management and Compensation Committee review data that analyzes various cross-sections of our industry, as well as relevant geographical areas. Barring extraordinary circumstances, our targeted pay position to the market is the 50th percentile for all compensation elements.

Market Benchmarks and Other Considerations

Fiscal 2008

In the fourth quarter of 2007, the Compensation Committee engaged Consult RJ to conduct a comprehensive executive compensation market review for the purpose of establishing executive compensation packages for the fiscal year 2008. Consult RJ worked directly with the Compensation Committee and management to interpret results, and to make certain specific and general recommendations. Consult RJ, the Compensation Committee and management used the following market references to compare our executive total compensation practices and levels to those in the market:

Radford High Tech Total Compensation Executive Survey — data was gathered from this survey source from all of the following groups:

•	all technology companies with revenues between $200 and $499.9 million;

•	software and technology companies with revenues between $200 million and $1 billion;

•	chief executive officer and chief financial officer compensation for Southern California and Colorado companies; and

•	proxy data from eight of our publicly-traded competitors in the software, computer and peripheral industries that had a median annual revenue of $484.7 million.

In January 2008, the Compensation Committee reviewed and benchmarked compensation for all senior level positions. Due to our 2007 financial performance and the challenges facing Dot Hill in 2008, management recommended to the Compensation Committee that no base salary increases be granted to any senior managers, including the named executive officers, for fiscal 2008. No base salary increases had been granted in fiscal 2007 as well. As a result, the Compensation Committee made several changes with regard to compensation practices. Historically, the named executive officers typically received incentive and retention option grants during the first quarter of the fiscal year and the rest of the employee base typically received option grants during the third fiscal quarter of the fiscal year. We also historically granted an annual cash bonus based on a mixture of corporate financial results and the achievement of individual performance objectives.

As a result of the decision to forgo salary increases for the second year in a row and in an effort to incentivize a broader group of employees to help drive our financial results, the Compensation Committee decided to issue stock option grants to a broader group of employees in fiscal year 2008. In an effort to ensure that option grants were distributed equitably and to incentivize the employee base immediately, the

Compensation Committee elected to distribute as many option grants as feasible, given the share reserve available at the time under our equity incentive plan and other considerations, in the first quarter of fiscal 2008, and then to distribute additional option grants in August 2008 per historical practice. Also in 2008, the Compensation Committee altered the philosophy for payment of cash bonuses. The Compensation Committee deemed that it was inappropriate to grant any employees a cash bonus unless Dot Hill achieved certain minimum levels of profitability. As a result, a bonus pool was created that was only to be funded in proportion to how much we exceeded certain financial metrics, as discussed below. This pool was to be used to first pay cash bonuses to all employees other than the Chief Executive Officer and Chief Financial Officer, based on employees achieving their individual performance objectives. Once all employees other than the Chief Executive Officer and Chief Financial Officer had earned and been paid their maximum eligible cash bonus, the remaining bonus pool, if any, was to be allocated to pay cash bonuses to the Chief Executive Officer and Chief Financial Officer up to their maximum eligible cash bonus payouts.

By August 2008, it was apparent that it was highly unlikely that any employee would receive any payments under the cash bonus plan that was established during the first quarter of 2008, as the company did not expect to achieve the financial targets to fund the cash bonus pool for 2008. In order to keep the named executive officers and key employees incentivized, the Compensation Committee granted performance-based restricted stock to such officers, as more fully described below under “Long-Term and Performance-Based Equity Incentives.” The size of these awards were based upon the corresponding 2008 performance-based cash bonuses that they were meant to replace.

Fiscal 2009

In the fourth quarter of 2008 and first quarter of 2009, management implemented several cost-cutting measures due to the uncertain global economic environment, including freezing all base salaries and suspending the performance-based cash bonus program, and recommended to the Compensation Committee that it incentivize a select group of employees who management perceived could make a substantial contribution to the company’s 2009 financial goals, primarily through the grant of performance-based equity incentive compensation similar to that granted in August 2008. The size of these awards was based on the potential influence of each individual on the financial performance of Dot Hill during fiscal 2009 and each individual’s historical targeted performance-based cash compensation. Management also recommended that the Compensation Committee grant restricted stock that vested over a period of four years as a retention incentive to a number of other key employees. The Compensation Committee adopted management’s recommendation and further decided that in fiscal year 2009 the Chief Executive Officer and Chief Financial Officer would not receive any additional stock options, nor would they be eligible for cash bonus payments in 2009. Instead, the Compensation Committee decided to grant them solely performance-based restricted stock that would only vest upon achievement of specific financial metrics for 2009, as described more fully below under “Long-Term and Performance-Based Equity Incentives.” The size of these awards was based upon the corresponding 2009 performance-based cash bonuses that they were meant to replace and their impact and value to achieving the company’s 2009 financial goals.

Components of Executive Compensation Program

To accomplish our executive compensation program objectives, compensation for our executive officers generally consists of the following components: base salary; annual bonus based on corporate and individual performance; and long-term equity incentives, such as stock options and restricted stock intended to provide long-term and performance-based incentives tied to increases in the value of our common stock and our performance generally. Historically, the Compensation Committee used stock options as the exclusive means to provide long-term equity incentives. However, in 2008, the Compensation Committee instituted the use of both time-based restricted stock and performance-based restricted stock tied to financial objectives as defined in our 2008 plan of record. Going forward, we intend to continue to use both time-based restricted stock and performance-based restricted stock, in addition to stock options.

In addition to the compensation set forth in our annual compensation programs, our executive officers are also entitled to potential payments upon specified terminations and in connection with a change in control event. Additionally, our executive officers are entitled to other benefits, such as medical insurance and 401(k) matching, that are generally available to our employees, and perquisites that may be available to select named executive officers and key employees as well. In April 2008, management chose to eliminate its vacation policy for Vice Presidents and above as a measure to reduce operating expenses. Consequently, our named executive officers and other key employees no longer accrue vacation time. Instead, if they wish to take paid time off and have an existing vacation accrual, they can use that accrual to take paid time off. If they do not have any vacation accrual they are required to obtain agreement from their immediate supervisor to take paid time off.

Base Salary

Fiscal 2008

The amount of salary paid during 2008 to each of our named executive officers is shown in the “Summary Compensation Table” below. The initial base salary for each executive officer was established after taking into account the officer’s qualifications, experience, prior salary, competitive salary information and internal equity. Each executive officer’s salary is reviewed annually by the Compensation Committee. In 2008, base salaries were determined by the Compensation Committee based on an assessment of the executive’s performance against job responsibilities, overall company performance and competitive salary information. In assessing competitive salary information, the Compensation Committee reviews and considers peer group information as described above. Furthermore, when considering annual base salary increases, the Compensation Committee considers total cash compensation, which is comprised of both base salary and the annual performance-based bonus described below.

In March 2008, the Compensation Committee approved the 2008 Executive Compensation Plan, which set forth executive compensation for fiscal 2008 for Messrs. Kammersgard, Jamal and Davis. Pursuant to the 2008 Executive Compensation Plan, Messrs. Kammersgard, Jamal and Davis did not receive annual base salary increases for fiscal 2008, and their annual base salaries remained at $367,500, $270,000 and $260,000, respectively, as Dot Hill’s financial objectives were not met in fiscal 2007 and management had implemented several cost-cutting measures that included salary freezes for most of our senior management team. Mr. Davis terminated his employment with us in June 2008.

Fiscal 2009

In February 2009, the Compensation Committee determined that, due to Dot Hill’s performance in fiscal 2008 and the institution of a corporate-wide salary freeze for all employees in response to the uncertain economic outlook, Messrs. Kammersgard and Jamal would not receive annual base salary increases for fiscal 2009, and their annual base salaries remained at $367,500 and $270,000, respectively.

Annual Performance-Based Bonus

Annual bonuses may be awarded to our executive officers in accordance with the executive compensation plan for the applicable year, as established by the Compensation Committee.

Fiscal 2008

Pursuant to the 2008 Executive Compensation Plan, each of the named executive officers was eligible to receive cash bonuses in an amount to be calculated in accordance with the terms of the 2008 Executive Compensation Plan, which established maximum target 2008 cash bonuses for Messrs. Kammersgard, Jamal and Davis equal to 80%, 55% and 50%, respectively, of their applicable base salaries, or $294,000, $148,500 and $130,000, respectively.

The cash bonuses were to be paid upon achievement of certain financial goals in 2008. Cash bonuses for Messrs. Kammersgard, Jamal and Davis were to be paid from a cash bonus pool which was to be funded in direct correlation to Dot Hill financial results. In order for the cash bonus pool to be funded, the company had to meet established financial objectives. If these objectives were not met at a minimum 100% level, then no cash bonus was to be paid. Moreover, payment of the 2008 target cash bonuses was proportionately dependent on the achievement of additional financial goals and management business objectives, as follows:

Named Executive Officer	Financial Goals	Management Business Objectives
Dana W. Kammersgard	100%	0%
Hanif I. Jamal	80%	20%
Philip A. Davis	75%	25%

The financial goals and management business objectives for 2008 were established by the Compensation Committee and were weighted based on importance. The financial goals related to operating income and the management business objectives were focused on each executive’s respective area of responsibility and designed to support overall corporate goal achievement. These goals were collectively designed to be challenging, and similar goals for the named executive officers were not met in fiscal 2007. As the applicable financial objectives were not met, the fiscal 2008 cash bonus pool was not funded, and no cash bonuses were paid for fiscal 2008 performance.

As discussed above, in August 2008 it was apparent that it was highly unlikely that any employee would receive any payments under the cash bonus plan that was established during the first quarter of 2008, as the company did not expect to achieve the financial targets to fund the cash bonus pool for 2008. In order to keep the named executive officers and key employees incentivized, the Compensation Committee granted performance-based restricted stock to such officers, as more fully described below under “Long-Term and Performance-Based Equity Incentives.” The size of these awards were based upon the corresponding 2008 performance-based cash bonuses that they were meant to replace.

Fiscal 2009

In February 2009, the Compensation Committee determined that due to Dot Hill’s performance in fiscal 2008 and the uncertain economic outlook, the named executive officers would not be eligible to receive cash bonuses for fiscal 2009 performance. As discussed above, the Compensation Committee instead awarded performance-based restricted stock to the named executive officers and other management team members. However, these awards are contingent on achieving specific financial metrics as outlined in our 2009 plan of record (or at the elective discretion of the Compensation Committee in certain circumstances). Unlike the long-term equity grants previously awarded, these grants were designed to replace the 2009 cash bonus in order to conserve cash and to incentivize the management team to achieve specific 2009 financial results and therefore vest in full upon achievement of the specified financial metrics, as determined by the Compensation Committee (see “Long-Term and Performance-Based Equity Incentives” below).

Long-Term and Performance-Based Equity Incentives

Historically, our long-term and performance-based equity incentives were primarily in the form of stock options granted pursuant to the 2000 Plan. In 2008, we incorporated the use of both time-based restricted stock and performance-based restricted stock granted pursuant to the 2000 Plan and, in the event Proposal 2 is approved by our stockholders, to be granted in the future pursuant to the 2009 Plan. The objective of the stock option and restricted stock awards is to further enhance our executive officers’ long-term incentive to increase stockholder value, including our stock price, and company performance. We believe that stock option and restricted stock-based compensation achieves this objective by directly linking the economic benefit to recipients of stock option and restricted stock awards with our stock’s and company’s performance. We also believe that the performance of the executive team has a direct effect on stock price and general company performance, and that time and performance-based stock option and performance-based restricted stock compensation encourages executive retention and performance because the awards are designed to vest over time and upon achievement of specific performance goals. The Compensation Committee first introduced the grant of performance-based restricted stock in lieu of stock options in August 2008, so as to more clearly tie short-term financial performance to equity awards and incentives. The Compensation Committee expects to utilize this tool more proactively in the future and has already done so with its 2009 performance-based restricted stock grants.

Stock options granted to our named executive officers are approved by the Compensation Committee and are granted effective as of the third business day following the first general public release of our annual or quarterly revenues and/or earnings following the date of approval. The Compensation Committee may vary this procedure if it determines that applicable circumstances, such as public disclosure requirements or other factors, justify doing so. In addition, the Compensation Committee approves all restricted stock awards to our named executive officers, which are generally approved at times consistent with our stock option grant policy, provided, however, that restricted stock awards are generally effective on the date of approval by the Compensation Committee. Stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code, and commence vesting upon the effective date of grant. In general and historically, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain circumstances. However, commencing with grants in February 2009 and thereafter, 25% of the shares subject to stock option and restricted stock awards typically vest on each anniversary from the effective date of grant. Certain of the stock option and restricted stock awards, as discussed above, are also subject to performance-based vesting in accordance with the 2008 and 2009 Executive Compensation Plans. Stock options under the Prior Plans expire 10 years from the effective date of grant, and options under the 2009 Plan expire seven years from the effective date of grant. The exercise price per share of each stock option granted to our named executive officers is equal to the fair market value of our common stock on the effective date of grant. Under the Prior Plans, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on the last market trading day prior to such date. Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on such date, or if such date is not a trading day the last market trading day prior to such date.

In general, each executive officer receives stock option and/or restricted stock grants in connection with his or her hire or promotion, and annually in the first quarter of each year. The size of each annual grant is based on an analysis of the following key factors for each executive:

•	benchmarking against our peer group, including an analysis of option plan utilization percentages;

•	corporate and individual performance against goals; and

•	individual stock ownership.

Fiscal 2008

In March 2008, the Compensation Committee approved the following annual stock option grants to our named executive officers.

Executive Officer	Annual Stock Options
Dana W. Kammersgard	100,000
Hanif I. Jamal	100,000
Philip A. Davis	75,000

The options will terminate 10 years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated, and have an exercise price per share of $2.40, the closing price of our common stock as reported on the Nasdaq Stock Market for March 17, 2008. The annual stock options were awarded after taking into consideration tenure with Dot Hill, corporate and individual performance, competitive benchmarks and individual stock ownership and vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

In August 2008, after reviewing the financial performance of the company and expected compensation to our named executive officers, the Compensation Committee approved the following additional stock option grants to our named executive officers, constituting the second tranche of the 2008 Executive Compensation Plan.

Executive Officer	Stock Options
Dana W. Kammersgard	75,000
Hanif I. Jamal	75,000

The options will terminate 10 years after the effective date of grant, or earlier in the event the executive officer’s service to us is terminated, and have an exercise price per share of $2.36, the closing price of our common stock as reported on the Nasdaq Stock Market for August 8, 2008. Subject to the executive officer’s continued service to us, the shares of common stock subject to the options vest 25% on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years.

Also in August 2008, as discussed above, the Compensation Committee approved the following grants of performance-based restricted stock to our named executive officers.

Executive Officer	Restricted Stock
Dana W. Kammersgard	50,000
Hanif I. Jamal	30,000

Subject to the executive officer’s continued service to us at the time of vesting, 1/3rd of the restricted stock was to vest upon our achievement of a net profit greater than $0 (calculated in accordance with our methodologies for financial reporting purposes and excluding share-based compensation expense, foreign currency gains or losses, severance expense, restructuring expense and any other non-recurring, one-time charge that the Compensation Committee, in its sole discretion, deems appropriate), referred to as Non-GAAP Net Profit, for the quarter ended December 31, 2008; 1/3rd of the restricted stock was to vest upon our achievement of Non-GAAP Net Profit for the quarter ending March 31, 2009; and 1/3rd of the restricted stock was to vest upon our achievement of Non-GAAP Net Profit for the quarters ending December 31, 2008 and March 31, 2009. None of these restricted stock grants vested as we did not meet the required performance criteria.

Fiscal 2009

In February 2009, the Compensation Committee approved the grant of performance-based restricted stock to our named executive officers detailed in the table below. There were no non-performance based equity grants awarded to the named executive officers for fiscal 2009. This is a deviation from our practice in 2008 as the Compensation Committee desired a tighter link in compensation for our named executive officers to our financial performance in 2009. The Compensation Committee expects that it may deploy a mix of time-based restricted stock, performance-based restricted stock, stock options and cash bonus in the future.

Executive Officer	Restricted Stock
Dana W. Kammersgard	175,000
Hanif I. Jamal	125,000

The restricted stock granted to Mr. Kammersgard is subject to the following vesting schedule and his continued service to us at the time of vesting: 25% shall vest upon our achievement of a specified revenue target for fiscal 2009; 25% shall vest upon our achievement of a specified gross margin percentage target for fiscal 2009; 25% shall vest upon our achievement of a specified operating profit target for fiscal 2009; and 25% shall vest upon our achievement of a specified cash from operations target for fiscal 2009. The restricted stock granted to Mr. Jamal is subject to the following vesting schedule and his continued service to us at the time of vesting: 20% shall vest upon our achievement of a specified revenue target for fiscal 2009; 20% shall vest upon our achievement of a specified gross margin percentage target for fiscal 2009; 20% shall vest upon our achievement of a specified operating profit target for fiscal 2009; 20% shall vest upon our achievement of a specified cash from operations target for fiscal 2009; and 20% shall vest upon our achievement of specified goals related to Sarbanes Oxley compliance for fiscal 2009. All of the financial targets shall be calculated in accordance with our methodologies for financial reporting purposes and, with the exception of cash from operations, exclude share-based compensation expense, foreign currency gains or losses, severance expense, restructuring expense, asset impairment charges and any other non-recurring, one-time charge that the Compensation Committee, in its sole discretion, deems appropriate. The achievement of the targets and goals shall be determined by our Board of Directors or the Compensation Committee following the completion of fiscal 2009.

Change of Control Payments

We have entered into employment and change of control agreements with each of our executive officers, the terms of which are described under the headings “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change in Control.” We believe these change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

Employee Stock Purchase Plan

We have also established our Amended Purchase Plan available to all of our employees, including our executive officers, which is intended to encourage employees to continue in our employ and to motivate employees through an ownership interest in Dot Hill. Under the Amended Purchase Plan, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

Other Benefits

We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our executive officers. We also provide personal paid time off and other paid holidays to all employees, including our executive officers, which are comparable to those provided at similar companies. Effective January 26, 2009, we eliminated our vacation accrual policy for our executive officers and most of our management. Our executive officers and management are entitled to paid time-off based on approval of their immediate superior, and must use accrued vacation, if any, for paid time-off.

Accounting and Tax Considerations

Section 162(m) of the Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our named executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Code. As the cash compensation paid by us to our named executive officers is expected to be below $1 million and the Compensation Committee believes that stock awards granted under the 2000 Plan, and in the event Proposal 2 is approved by our stockholders, stock awards to be granted under the 2009 Plan, to our named executive officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Dot Hill with respect to the compensation of its executives. In determining the form and amount of compensation for our named executive officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Effective January 1, 2006, we adopted the fair value method of accounting for stock-based compensation arrangements in accordance with SFAS No. 123R, which establishes accounting for non-cash, stock-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period, which for us is generally the vesting period. We adopted SFAS No. 123R using the modified prospective method. Under the modified prospective method, prior periods are not revised for comparative purposes. The valuation provisions of SFAS No. 123R apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Estimated non-cash compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro-forma disclosure purposes under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that was earned during the fiscal years ended December 31, 2006, 2007 and 2008 by our Chief Executive Officer, Chief Financial Officer and one former executive officer who departed from Dot Hill during fiscal 2008. We refer to these officers in this proxy statement as our named executive officers.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation ($)	Total ($)
Dana W. Kammersgard	2008	$367,500	—	—	$645,647	—	—	$1,013,147
President, Chief Executive Officer	2007	$367,500	—	—	$737,229	—	—	$1,105,469
	2006	$367,500	—	—	$465,308	—	—	$832,808

Hanif I. Jamal	2008	$270,000	—	—	$217,323	—	—	$487,323
Senior Vice President, Chief Financial Officer,	2007	$270,000	—	—	$221,434	—	—	$491,434
Treasurer and Corporate Secretary	2006	$114,231	$29,986	—	$45,370	$11,994	—	$201,581

Philip A. Davis(6)	2008	$136,000	$30,000	—	—	—	$96,143	$262,143
Former Executive Vice President of Worldwide Field Operations	2007	$260,000	—	—	$347,658	—	$92,071	$698,931
	2006	$242,000	—	—	$187,392	$21,742	$90,517	$541,651

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)	Amounts listed in this column represent guaranteed and discretionary bonuses earned during the fiscal year ended December 31, 2006 and 2008, respectively.

(3)

Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during the applicable fiscal year under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended

December 31, 2008 in Note 1 to Consolidated Financial Statements under the heading “Share-Based Compensation.” Messrs. Kammersgard and Jamal received performance-based restricted stock awards covering 50,000 and 30,000 shares, respectively, for which we recognized no compensation expense during fiscal 2008 as we determined that it was not probable that the performance criteria would be met.

(4)	Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during the applicable fiscal year under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in Note 1 to Consolidated Financial Statements under the heading “Share-Based Compensation.”

(5)	Amounts listed in this column represent performance-based bonuses, if any, earned during the fiscal years ended December 31, 2006, 2007 and 2008. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(6)	Mr. Davis terminated his employment with us in June 2008. All Other Compensation for Mr. Davis for fiscal 2006 and 2007 consisted of commissions on revenue. All Other Compensation for Mr. Davis for fiscal 2008 consisted of $80,903 in commissions on revenue and $15,240 in accrued vacation paid upon termination of employment.

Employment and Change of Control Agreements

In December 2008, we entered into an Amended and Restated Employment Agreement, or the CEO Agreement, with Mr. Kammersgard. The CEO Agreement replaced and superseded the Employment Agreement and Change of Control Agreement we entered into with Mr. Kammersgard on August 2, 1999 and April 6, 2006, respectively, referred to together as the Prior Agreements.

The Prior Agreements were replaced by the CEO Agreement primarily to address changes in the tax laws, including changes governing nonqualified deferred compensation arrangements (such as severance arrangements) under Section 409A of the Code. The CEO Agreement provides that any payments and benefits pursuant to the CEO Agreement, referred to as Severance Benefits, that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect, referred to collectively as Section 409A, shall not commence following termination of employment unless and until Mr. Kammersgard has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)), unless we reasonably determine that such amounts may be paid without causing Mr. Kammersgard to incur the additional 20% tax under Section 409A. However, if we determine that the Severance Benefits constitute “deferred compensation” under Section 409A and Mr. Kammersgard is, upon termination, a “specified employee” of ours (as such term is defined in Section 409A(a)(2)(B)(i) of the Code), then the timing of payment by us of Severance Benefits may be delayed solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A.

Additionally, under the CEO Agreement and consistent with his previous base salary, Mr. Kammersgard remains entitled to an annual base salary of $367,500 and is eligible to receive, subject to approval by our Compensation Committee, an annual bonus pursuant to our executive compensation plans for each fiscal year. Consistent with his previous severance benefits, if Mr. Kammersgard is terminated without cause or terminates his employment for good reason prior to the effective date of a change in control, then he is entitled to a single lump sum cash payment equal to 100% of his then current base salary. If Mr. Kammersgard continues his employment through the effective date of a change in control, then he is entitled to a single lump sum cash payment equal to 125% of his annual base salary in effect immediately prior to the change in control, referred to as the CEO Change in Control Bonus. If Mr. Kammersgard is terminated following the effective date of a change in control, then he is entitled to a single lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any CEO Change in Control Bonus paid to Mr. Kammersgard and provided that his annual base salary at the time of termination exceeds his annual base salary in effect immediately prior to the change in control by at least 25%. Further, in the event Mr. Kammersgard continues his employment through the effective date of a change in control, all unvested equity awards granted to Mr. Kammersgard will accelerate in full. In the event his employment is terminated, other than for death or complete disability, we have the right to retain Mr. Kammersgard as a consultant during the 12 months following his termination, referred to as the CEO Consulting Period, for a period of up to 12 days during such CEO Consulting Period. In exchange for his availability during the CEO Consulting Period, Mr. Kammersgard is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

In March 2009, we entered into an Amended and Restated Employment Agreement, or the CFO Agreement, with Mr. Jamal. The CFO Agreement replaces and supersedes the Employment Agreement entered into with Mr. Jamal on December 18, 2008.

Under the CFO Agreement and consistent with his previous base salary, Mr. Jamal remains entitled to an annual base salary of $270,000 and is eligible to receive, subject to approval by our Compensation Committee, an annual bonus pursuant to our executive compensation plans for each fiscal year. If Mr. Jamal is terminated without cause or terminates his employment for good reason prior to the effective date of a change in control, then he is entitled to a single lump sum cash payment equal to 100% of his then current base salary. If Mr. Jamal continues his employment through the effective date of a change in control, then he is entitled to a single lump sum cash payment equal to 125% of his annual base salary in effect immediately prior to the change in control, referred to as the CFO Change in Control Bonus. If Mr. Jamal is terminated following the effective date of a change in control, then he is entitled to a single lump sum cash payment equal to 100% of his annual base salary in effect at the time of termination, less any CFO Change in Control Bonus paid to Mr. Jamal and provided that his annual base salary at the time of termination exceeds his annual base salary in effect immediately prior to the change in control by at least 25%. Further, in the event Mr. Jamal continues his employment through the effective date of a change in control, all unvested equity awards granted to Mr. Jamal will accelerate in full. In the event his employment is terminated, other than for death or complete disability, we have the right to retain Mr. Jamal as a consultant during the twelve months following his termination, referred to as the CFO Consulting Period, for a period of up to 12 days during such CFO Consulting Period. In exchange for his availability during the CFO Consulting Period, Mr. Jamal is entitled to a cash payment equal to 25% of his annual base salary at the time of termination, payable in four equal quarterly installments commencing within five days of his termination.

In establishing the triggering events for payment obligations in connection with termination and/or change in control events under our employment and change of control agreements with our named executive officers, the Compensation Committee considered several factors. Payments upon termination by us without cause or by the employee for good reason are provided because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. Dot Hill benefits by requiring a general release from terminated employees. In addition, Dot Hill may request non-compete and non-solicitation provisions in connection with individual separation agreements. Payments and option acceleration in connection with a change of control are intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with Dot Hill despite uncertainties while a transaction is under consideration or pending, assurance of payment benefits and access to the equity component of total compensation after a change of control.

Potential Payments Upon Termination or Change-In-Control

The following table sets forth potential payments to our named executive officers upon various termination or change of control events assuming such events occurred as of December 31, 2008.

Name	Benefit(1)	Termination Without Cause or Upon Good Reason(2)	Change of Control	Termination Without Cause or Upon Good Reason after Change of Control(2)(3)
Dana W. Kammersgard	lump sum cash	$367,500	$459,375	$367,500
	option vesting acceleration	—	—	—
Hanif I. Jamal	lump sum cash	—	$337,500	—
	option vesting acceleration	—	—	—

(1)	Amounts shown for option vesting acceleration represent the value of in-the-money unvested options that would have accelerated if the named executive officer was terminated on December 31, 2008 in connection with a change of control based on the difference between the market value of our common stock on that date and the exercise price of the respective options. As of December 31, 2008, Messrs. Kammersgard and Jamal did not hold any in-the-money unvested options.

(2)	In the event the CFO Agreement entered into with Mr. Jamal in March 2008 had been in effect as of December 31, 2008, then Mr. Jamal would have also been entitled to lump sum cash payments of (i) $270,000 upon a termination without cause or upon good reason and (ii) $270,000 upon a termination without cause or upon good reason after a change of control, less any amounts paid to Mr. Jamal in connection with such change of control.

(3)	Lump sum cash payments to Mr. Kammersgard would be reduced by any amounts paid to Mr. Kammersgard in connection with a change of control.

Grants of Plan-Based Awards

We grant stock awards to our executive officers under the 2000 Plan, and subject to stockholder approval of Proposal 2, intend to grant stock awards in the future to our executive officer under the 2009 Plan. As of February 1, 2009, options to purchase a total of 6,323,076 shares were outstanding under the 2000 Plan, and a total of 1,450,994 shares remained available for grant under the 2000 Plan.

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. Generally, 25% of the shares subject to options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.” However, commencing with grants in February 2009 and thereafter, 25% of the shares subject to stock option and restricted stock awards typically vest on each anniversary from the effective date of grant. Options under the Prior Plans expire 10 years from the date of grant, and options under the 2009 Plan expire seven years from the date of grant. The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock on the date of the grant. Under the Prior Plans, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on the last market trading day prior to such date. Under the 2009 Plan, the fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq Stock Market on such date, or if such date is not a trading day, the last market trading day prior to such date.

The following table provides information regarding grants of plan-based awards to the named executive officers in the fiscal year ended December 31, 2008.

Name	Grant Date	Date of Board Action Granting Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Dana W. Kammersgard	3/29/08	3/29/08	$—	$294,000	$—
	8/11/08	8/05/08				16,666	50,000				$112,933
	8/11/08	8/05/08						75,000	$2.36	$2.45	$84,323
	3/18/08	3/13/08						100,000	$2.40	$2.56	$111,553
Hanif I. Jamal	3/29/08	3/29/08	$—	$148,500	$—
	8/11/08	8/05/08				10,000	30,000				$67,760
	8/11/08	8/05/08						75,000	$2.36	$2.45	$84,323
	3/18/08	3/13/08						100,000	$2.40	$2.56	$111,553
Philip A. Davis(4)	3/29/08	3/29/08	$—	$130,000	$—
	3/18/08	3/13/08						75,000	$2.40	$2.56	$83,665

(1)	The amounts shown in these columns represent the threshold, target and maximum payout levels under our 2008 Executive Compensation Plan, which provided for a single target payout level dependent upon achievement of 100% of the established financial goals. The actual amount of incentive bonus earned by each named executive officer in 2008 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	The amounts shown in these columns represent the threshold and target vesting levels for the fiscal 2008 performance-based restricted stock awards. None of the shares subject to the fiscal 2008 performance-based stock awards vested at fiscal 2008 year end. Please see Compensation Discussion and Analysis in this proxy statement for a detailed description of the vesting provisions applicable to these restricted stock awards.

(3)	Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in Note 1 to Consolidated Financial Statements under the heading “Share-Based Compensation.”

(4)	Mr. Davis terminated his employment with us in June 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2008.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dana W. Kammersgard	75,000	—	—	$3.375	10/23/2010
	100,000	—	—	$1.89	7/23/2011
	50,000	—	—	$3.10	1/1/2013
	50,000	—	—	$15.15	1/1/2014
	250,000	—	—	$6.25	11/1/2014
	80,000	—	—	$6.10	1/31/2015
	103,125	46,875	—	$6.87	3/7/2016
	91,667	108,333	—	$3.57	2/27/2017
	—	100,000	—	$2.40	3/18/2018
	—	75,000	—	$2.36	8/11/2018
								50,000	$40,000
Hanif I. Jamal	140,626	84,374	—	$3.03	7/31/2016
	35,937	39,063	—	$3.57	2/27/2017
	—	100,000	—	$2.40	3/18/2018
	—	75,000	—	$2.36	8/11/2018
								30,000	$24,000

(1)	Unvested options appearing in this column were granted under the 2000 Plan. 25% of the shares subject to the options vest one year from the date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change of control agreements described in “Employment and Change of Control Agreements.”

(2)	Shares appearing in this column are performance-based restricted stock awards for 2008. Please see Compensation Discussion and Analysis in this proxy statement for a detailed description of the vesting provisions applicable to these restricted stock awards.

Option Exercises and Stock Vested

None of our named executive officers exercised stock options or vested in stock awards during 2008.

Pension Benefits

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2008, with respect to all of our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	6,912,141	$4.35	2,872,622
Equity compensation plans not approved by stockholders(2)	—	—	—
Total	6,912,141	$4.35	2,872,622

(1)	Includes the 2000 Plan, the Directors’ Plan and the Amended Purchase Plan. 1,181,231 shares under column (c) are attributable to the Amended Purchase Plan.

(2)	As of December 31, 2008, we did not have any equity compensation plans that were not approved by our stockholders.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Dot Hill’s preference to avoid related party transactions. Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and Nasdaq listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Dot Hill is a participant and in which any of the following persons has or will have a direct or indirect interest: any executive officer, director, or more than 5% stockholder of Dot Hill, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2008, we granted options to purchase an aggregate of 530,000 shares of our common stock to our directors and executive officers, with exercise prices ranging from $1.15 to $2.70. Additionally, during the fiscal year ended December 31, 2008, we granted restricted stock awards to our directors and executive officers covering a total of 148,878 shares of our common stock.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Please see “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change-in-Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Dot Hill will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, Attn: Hanif I. Jamal, or contact Mr. Jamal at (760) 931-5500. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ DANA W. KAMMERSGARD

Dana W. Kammersgard

President and Chief Executive Officer

Carlsbad, California

April 30, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC is available without charge upon written request to: 2200 Faraday Avenue, Suite 100, Carlsbad, California 92008, Attn: Secretary.

APPENDIX A

DOT HILL SYSTEMS CORP.

2009 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 27, 2009

APPROVED BY THE STOCKHOLDERS: JUNE 15, 2009

TERMINATION DATE: APRIL 26, 2019

1.	GENERAL.

(a)    Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Dot Hill Systems Corp. 2000 Amended and Restated Equity Incentive Plan and the Dot Hill Systems Corp. 1995 Incentive Program, as Amended and Restated (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans as of the Effective Date (the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b)    Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)    Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a)    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)    DELEGATION TO COMMITTEE.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)    Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed [                (            )] shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans’ Available Reserve, (ii) an additional 4,500,000 new shares, plus (iii) an additional number of shares in an amount not to exceed [            ] shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Marketplace Rule 4350(i)(1)(A)(iii), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable stock exchange rules, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b)    Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.2 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c)    Reversion of Shares to the Share Reserve.

(i)    Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award, and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.2 shares.

(ii)    Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d)    Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares in the Share Reserve.

(e)    Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 2,000,000 shares of Common Stock.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of seven (7) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that may be acceptable to the Board.

(d)    Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i)    Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)    Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h)    Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)    Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    PERFORMANCE AWARDS.

(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 2,000,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $2,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)    Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)    Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)    No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)    Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h)    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)    Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award:

(i)    Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

(ii)    Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)    Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)    Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards, portions thereof, or with respect to all Participants. Notwithstanding the foregoing, stock awards granted under the Prior Plans may provide for different treatment upon a Corporate Transaction or similar event, and the provisions of the Prior Plans will be controlling.

(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Award” means a Stock Award or a Performance Cash Award.

(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Dot Hill Systems Corp., a Delaware corporation.

(l)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service;

provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    the consummation of a sale or other disposition of more than fifty (50%) of the outstanding securities of the Company;

(iii)    the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)    “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p)    “Director” means a member of the Board.

(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)    “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company’s stockholders at such meeting.

(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)    “Entity” means a corporation, partnership, limited liability company or other entity.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)    “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo)    “Plan” means this Dot Hill Systems Corp. 2009 Equity Incentive Plan.

(pp)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)    “Securities Act” means the Securities Act of 1933, as amended.

(vv)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B

DOT HILL SYSTEMS CORP.

2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on March 9, 2000

Approved by Stockholders on May 8, 2000

Amendment and Restatement Adopted by Board on February 2, 2004

Amendment and Restatement Approved by Stockholders on May 3, 2004

Amended by the Board on April 27, 2009

Amendments Approved by Stockholders on June 15, 2009

Termination Date: May 3, 2014

1.	PURPOSE.

(a)    The purpose of this 2000 Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of DOT HILL SYSTEMS CORP., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(c), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)    This Plan hereby amends and restates the Company’s 1997 Employee Stock Purchase Plan (the “Former Plan”), and the stock awards granted under the Former Plan shall be governed by the provisions of this Plan; provided, however, that (i) to the extent necessary to preserve the tax treatment of the stock awards granted under the Former Plan, as provided under the Code (defined below in subparagraph 1(c)), this Plan shall not amend or modify said outstanding stock awards grants; and (ii) outstanding stock awards granted under the Former Plan shall receive the same benefits, subject to clause (i) of this proviso, but not the disadvantages (if any) under this Plan.

(c)    The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)    The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(e)    The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a)    The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)	To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(2)	To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(3)	To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(4)	To amend the Plan as provided in paragraph 13.

(5)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates.

(c)    The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d)    Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a)    Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 7,450,000 shares of the Company’s common stock (the “Common Stock”) (which number is the sum of (i) 750,000 shares initially reserved upon adoption of the Plan plus (ii) 300,000 shares reserved pursuant to automatic annual increases upon the Company’s 2001, 2002, and 2003 annual meetings of stockholders plus (iii) 2,000,000 shares reserved upon the amendment and restatement of the Plan in 2004 plus (iv) 400,000 shares that were reserved pursuant to automatic annual increases upon the Company’s 2005, 2006, 2007, and 2008 annual meetings of stockholders plus (v) 4,000,000 shares reserved upon the amendment of the Plan in 2009, and of which as of April 15, 2009, 2,906,979 shares had already been issued pursuant to the exercise of rights under the Plan). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

(a)    The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b)    If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.	ELIGIBILITY.

(a)    Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee is in the employ of the Company and has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least three (3) months per calendar year.

(b)    Each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate shall not then be eligible to be granted rights under such Offering.

(c)    No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d)    An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock effected in accordance with such Offering.

(b)    In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)    The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(1)	an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(2)	an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides; provided, however, that an eligible employee shall be entitled to participate in no more than one (1) Offering at any time. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s base salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), which shall include overtime pay, but shall exclude commissions, bonuses, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company or an Affiliate. A participant may reduce (including to zero) or increase such payroll deductions after the beginning of any Offering only as provided for in the Offering. A participant may not make additional payments into his or her account.

(b)    At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan. A reduction of payroll deductions to zero shall not, by itself, constitute a withdrawal from an Offering.

(c)    Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d)    Rights granted under the Plan shall not be transferable, and, except as provided in paragraph 14, shall be exercisable only by the person to whom such rights are granted.

8.	EXERCISE.

(a)    On each Purchase Date specified in the relevant Offering, each participant’s accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares on the final Purchase Date of an Offering shall be distributed to the participant after such final Purchase Date, without interest.

(b)    No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a)     During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b)     The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s stockholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

(b)    In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization, in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminates.

13.	AMENDMENT OF THE PLAN.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(1)	Increase the number of shares reserved for rights under the Plan;

(2)	Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(3)	Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b)    Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

14.	DESIGNATION OF BENEFICIARY.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date that the Plan is adopted by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.	CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of California, without regard to such state’s conflict of laws rules.

DOT HILL SYSTEMS CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2009

The undersigned hereby appoints Dana W. Kammersgard and Hanif I. Jamal, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dot Hill Systems Corp. to be held at 2200 Faraday Avenue, Suite 100, Carlsbad, California on Monday, June 15, 2009, at 8:30 a.m. (Pacific time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for the nominees listed in Proposal 1, for Proposal 2, for Proposal 3 and for Proposal 4, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

DOT HILL SYSTEMS CORP. 2200 FARADAY AVENUE, SUITE 100 CARLSBAD, CA 92008

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 14, 2009. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 14, 2009. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dot Hill Systems Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DOT HILL SYSTEMS CORP.

		Nominee	For	Withhold
Proposal 1:	To elect three directors, Charles F. Christ, Thomas H. Marmen and Roderick M. Sherwood, III, to hold office until the 2012 Annual Meeting of Stockholders.	Charles F. Christ	/ /	/ /
		Thomas H. Marmen	/ /	/ /
		Roderick M. Sherwood, III	/ /	/ /
The Board of Directors recommends a vote for the election of the three nominees for director.
		For	Against	Abstain

Proposal 2:	To approve the Dot Hill Systems Corp. 2009 Equity Incentive Plan.	/ /	/ /	/ /
The Board of Directors recommends a vote for Proposal 2.
		For	Against	Abstain

Proposal 3:	To approve an amendment to the Dot Hill Systems Corp. 2000 Amended and Restated Employee Stock Purchase Plan.	/ /	/ /	/ /
The Board of Directors recommends a vote for Proposal 3.
		For	Against	Abstain

Proposal 4:	To ratify the selection of Deloitte & Touche LLP as independent auditors of Dot Hill for its fiscal year ending December 31, 2009.	/ /	/ /	/ /
The Board of Directors recommends a vote for Proposal 4.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date